Exhibit 31.2

CERTIFICATIONS PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Mark Speck, certify that:

1. I have reviewed this amendment to quarterly report on Form 10-Q/A of Reliability Incorporated; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 18, 2020

/s/ Mark Speck
Chief Financial Officer